Exhibit 99.1

XL Fleet Announces First Quarter 2022 Financial Results

BOSTON, May 10, 2022 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions, today announced first quarter 2022 financial results.

First Quarter 2022 and Recent Highlights

●	Generated revenue for first quarter of 2022 of $4.8 million, compared to $0.7 million in the prior year

●	Realized gross loss for the first quarter of 2022 of $0.4 million versus gross loss of $0.7 million in the prior year

●	Exited first quarter of 2022 with cash and cash equivalents of approximately $333 million

●	Appointed Donald P. Klein as CFO of XL Fleet; seasoned executive with 25+ years of public company experience

●	Unveiled pre-series Curbtender Quantum refuse truck at WasteExpo2022; the Company’s first all-electric vehicle

Management Commentary & Outlook

“We remain focused on making the decisions and investments necessary to best position XL Fleet for long-term success and value creation,” said Eric Tech, Chief Executive Officer of XL Fleet. “We are already seeing the benefits of more streamlined operations in parts of our business following the actions taken earlier this year to better align our team and resources.”

“During the first quarter, our World Energy business continued to perform well as the team executed on a diverse base of efficiency and electrification projects, while targeting new growth opportunities and customer channels, and exiting the quarter with a strong project backlog,” added Mr. Tech. “We saw signs of market improvement in supply chain and demand, and continued to make progress on large opportunities and initiatives in our Drivetrain segment including our Curbtender all-electric refuse truck where we expect to deliver completed units to customers later this year, and the Department of Defense pilot program.”

“In addition to organic growth, we remain well-positioned to pursue inorganic growth given significant cash on our balance sheet,” continued Mr. Tech. “We have recently implemented a process to institutionalize the M&A effort introduced last quarter including the formation of an investment committee comprised of senior members of our team and members of the Board. We are invigorated by the process and continue to explore for value-generative opportunities in the decarbonization and energy transition ecosystem.”

Consolidated Financial Results

Revenue totaled $4.8 million in the first quarter of 2022 compared to $8.0 million in the fourth quarter of 2021 and $0.7 million in the first quarter of 2021.

Gross loss was $0.4 million for the first quarter of 2022, compared to a gross loss of $1.6 million in the fourth quarter of 2021 and gross loss of $0.7 million in the first quarter of 2021. Gross margins for the first quarter of 2022 were negative 9%, compared to gross margins for the fourth quarter of 2021 of negative 20%.

Selling, general & administrative expenses for the first quarter of 2022 totaled $11.7 million, compared to $15.9 million in the fourth quarter of 2021 and $8.0 million in the first quarter of 2021. SG&A expenses for the first quarter of 2022 include approximately $0.5 million in legal fees related to previously disclosed class action complaints and Securities and Exchange Commission investigation.

Adjusted EBITDA totaled ($10.8) million for the first quarter of 2022, compared to ($14.6) million for the fourth quarter of 2021 and ($9.9) million in the first quarter of 2021.

Net loss was $16.1 million for the first quarter of 2022, compared to net loss of $15.1 million in the fourth quarter of 2021 and net income of $61.9 million in the first quarter of 2021. Net loss for the first quarter of 2022 includes a non-cash gain from the change in fair value of warrant liability of $2.7 million, compared to a non-cash gain of $8.2 million in the fourth quarter of 2021. Adjusted net loss was $11.4 million for the first quarter of 2022, compared to adjusted net loss of $15.3 million in the fourth quarter of 2021 and adjusted net loss of $10.1 million in the first quarter of 2021. A reconciliation of net loss to adjusted net loss and adjusted EBITDA to adjusted net loss is set out in the tables below.

Segment Financial Results

Drivetrain: Revenues totaled $0.6 million for the first quarter of 2022, compared with $0.3 million in the fourth quarter of 2021 and $0.7 million in the first quarter of 2021. The sequential decrease in revenue for the first quarter of 2022 was due to the seasonality of the business driven by sales cycles and other dynamics. Segment loss was $5.9 million dollars, compared with a segment loss of $8.8 million in the fourth quarter of 2021 and a segment loss of $3.6 million in the first quarter of 2021. Segment loss for the first quarter of 2022 included a non-cash charge of $1.5 million for the write-down of kit inventory for systems no longer sold.

XL Grid: Revenues totaled $4.2 million for the first quarter of 2022, compared with $7.7 million in the fourth quarter of 2021. The sequential decrease in revenue for the first quarter of 2022 was primarily driven by seasonality related to utility based programs which experience higher volumes in the fourth quarter. Segment loss was $1.4 million dollars, compared with a segment loss of $0.1 million in the fourth quarter of 2021.

Balance Sheet and Capital

Cash and cash equivalents as of March 31, 2021 totaled $333.5 million compared to $351.7 million as of December 31, 2021. Total debt outstanding as of March 31, 2021 was approximately $0.1 million. XL Fleet had 142 million shares of Common Stock outstanding as of March 31, 2021.

Cash flow used in operations for the first quarter of 2022 totaled $19.1 million, which included $7.7 million of items that are not reflective of expected cash flow for the remainder of the year, including $2.7 million for annual insurance payments and certain bonus payments, $2.3 million of contingent considerations for previously completed acquisitions, $0.7 million of cash payments for previously discussed right-sizing actions, $1.5 million of incremental payroll prior to our right-sizing actions and certain retention payments, and $0.5 million of severance payments for executive turnover.

First Quarter 2022 and Recent Operational & Business Updates

●	In May 2022, XL Fleet announced the unveiling of its pre-series Curbtender Quantum refuse truck at WasteExpo 2022. The vehicle is being jointly developed in collaboration with Curtender, Inc. and represents the company’s first all-electric refuse vehicle.

●	In April 2022, XL Fleet announced that it appointed Donald P. Klein as Chief Financial Officer of XL Fleet. Mr. Klein is an accomplished senior executive with over 25 years of public company finance & accounting experience. Mr. Klein has strong industry experience and a track-record of execution in complex operating environments.

●	In March 2022, XL Fleet announced that Tod Hynes stepped down as President and member of its Board of Directors and was appointed Chair of XL Fleet’s Board of Advisors.

●	In March 2022, XL Fleet announced that it appointed John Miller to its Board of Directors. Mr. Miller has more than 40 years of executive management experience in the transportation, manufacturing and distribution industries, including operations and finance leadership positions at public companies.

Conference Call Information

The XL Fleet management team will host a conference call to discuss its first quarter 2022 financial results today at 5:00 p.m. Eastern Time. The call can be accessed live over the telephone by dialing (844) 826-3033, or for international callers, (412) 317-5185 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of The Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the replay is 10166231. The replay will be available until May 24, 2022. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of The Company’s website at www.xlfleet.com.

About XL Fleet

XL Fleet is a leading provider of vehicle electrification solutions for commercial and municipal fleets in North America, with more than 170 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can significantly increase fuel economy and reduce carbon dioxide emissions, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; supply chain issues including the lack of available components and/or inflationated component prices, including with respect to batteries, solar panels, and other critical components, and the other risks discussed under the heading “Risk Factors” in the Company’s current report on Form 10-K filed on March 1, 2022, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), XL Fleet Corp. reports certain non-GAAP financial information which have been reconciled to the nearest GAAP measures in the tables within this press release. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) and adding interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (Loss): We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Investor Contact:

xlfleetIR@icrinc.com

Media Contact:

PR@xlfleet.com

XL Fleet Corp.

Unaudited Consolidated Statements of Operations

For the Three Months Ended March 31, 2022 and March 31, 2021

	Three Months Ended March 31,
(In thousands, except per share and share amounts)	2022	2021
Revenues	4,763	675
Cost of revenues	5,196	1,391
Gross profit	(433)	(716)
Operating expenses:
Research and development	2,989	1,412
Selling, general, and administrative expenses	11,658	7,958
Impairment of Goodwill	8,606	-
Loss from operations	(23,686)	(10,086)
Other (income) expense:
Interest expense, net	12	11
Gain on extinguishment of debt	(4,527)	-
Gain on asset disposal	(9)	-
Change in fair value of obligation to issue shares of common stock	(361)	-
Change in fair value of warrant liability	(2,717)	(72,005)
Other Income	(7)	(6)
Net (Loss) Income	$(16,077)	$61,914
Net (loss) income per share, basic	$(0.11)	$0.46
Net loss per share, diluted	$(0.11)	$0.42
Weighted-average shares outstanding, basic	141,274,249	135,575,145
Weighted-average shares outstanding, diluted	141,274,249	148,571,379

XL Fleet Corp.

Segment Results

For the Three Months Ended March 31, 2022 and March 31, 2021

	Three Months Ended March 31,
(In thousands)	2022	2021
As Reported
DriveTrain
Revenues	$598	$675
Loss from Operation	(5,905)	(3,562)
XL Grid
Revenues	$4,165	$-
Loss from Operation	(1,441)	(51)
Corporate
Revenues	$-	$-
Loss from Operation	(16,340)	(6,473)

As Adjusted (1)
DriveTrain
Revenues	$598	$675
Loss from Operation	(4,387)	(3,562)
XL Grid
Revenues	$4,165	$-
Loss from Operation	(1,441)	(51)
Corporate
Revenues	$-	$-
Loss from Operation	(5,695)	(6,523)

(1)	Adjusts for the following one-time charges (in $000s): Severance charges (including benefits) included in Corporate of $1,545; Inventory charge for obsolete inventory included in Drivetrain of $1,518; Goodwill impairment charge included in Corporate of $8,606; Legal charges related to SEC investigation and shareholder lawsuits included in Corporate of $576; and Accelerated amortization of right-of-use asset included in Corporate of $122.

XL Fleet Corp.

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended March 31, 2022 and March 31, 2021

	Three Months Ended March 31,
(In thousands)	2022	2021
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (Loss) Income	$(16,077)	$61,914
Interest Expense, net	4	11
Impairment of Goodwill	8,606	-
Depreciation and Amortization	556	219
EBITDA	(6,911)	62,144
Gain on extinguishment of debt	(4,527)	-
Restructuring charges (1)	2,480	-
Severance charges related to former President and Chief Financial Officer (2)	705	-
Legal charges related to SEC investigation and shareholder lawsuits	576	-
Accreted contingent compensation obligation to sellers of World Energy	(44)	-
Change in fair value of obligation to issue shares of common stock	(361)	-
Change in fair value warrant liabilities	(2,717)	(72,005)
Adjusted EBITDA	$(10,799)	$(9,861)

	Three Months Ended March 31,
(In thousands)	2022	2021
Reconciliation of Net (Loss) Income to Adjusted Net Loss
Net (Loss) Income	$(16,077)	$61,914
Gain on extinguishment of debt	(4,527)	-
Impairment of goodwill	8,606	-
Restructuring charges (1)	2,480	-
Severance charges related to former President and Chief Financial Officer (2)	705	-
Legal charges related to SEC investigation and shareholder lawsuits	576	-
Accreted contingent compensation obligation to sellers of World Energy	(44)	-
Change in fair value of obligation to issue shares of common stock	(361)	-
Change in fair value warrant liabilities	(2,717)	(72,005)
Adjusted Net Loss	$(11,359)	$(10,091)

(1)	Amount consists of (i) severance charges (including benefits) of $840 relating to the termination of 51 employees relating to the restructuring of the business; (ii) an inventory obsolescence charge of $1,518 relating to the Company’s decision to discontinue the production and sale of certain vehicle kits; and (iii) $112 of accelerated amortization of the right of use asset relating to the Company’s Quincy, IL facility that it plans to close as of May 31, 2022.

(2)	Amount consists of severance charges incurred with the departure of the former president of $479 in March 2022 and the departure of the former Chief Financial Officer of $226 in January 2022

XL Fleet Corp.

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2022 and December 31, 2021

	March 31	December 31,
(In thousands, except share and per share amounts)	2022	2021
	(audited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$333,461	$351,676
Restricted cash	150	150
Accounts receivable	7,508	6,477
Inventory, net	14,115	15,262
Prepaid expenses and other current assets	1,992	1,040
Total current assets	357,226	374,605
Property and equipment, net	2,425	3,495
Intangible assets, net	1,637	1,863
Right-of-use asset	4,194	4,564
Goodwill	-	8,606
Other assets	115	88
Total assets	$365,597	$393,221
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt, net of debt discount and issuance costs	$67	$78
Accounts payable	2,689	3,799
Lease liability, current	1,092	900
Accrued expenses and other current liabilities	8,143	11,856
Total current liabilities	11,991	16,633
Long-term debt, net of current portion	9	21
Deferred revenue	864	691
Lease liability, non-current	3,169	3,599
Warrant liabilities	2,687	5,405
Contingent consideration	319	541
New market tax credit obligation	-	4,521
Total liabilities	19,039	31,411

Stockholders’ equity
Common stock, $0.0001 par value; 350,000,000 shares authorized at March 31, 2022 and December 31, 2021; 141,955,196 and 140,540,671 issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	14	14
Additional paid-in capital	462,032	461,207
Accumulated deficit	(115,488)	(99,411)
Total stockholders’ equity	346,558	361,810
Total liabilities and stockholders’ equity	$365,597	$393,221